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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K


                Current Report Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934


Date of Report (Date of earliest event reported):       July 2, 1999



                              MICROLOG CORPORATION
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             (Exact name of registrant as specified in its charter)



           VIRGINIA                     0-14880                52-0901291
           --------                     -------                ----------
 (State or other jurisdiction         (Commission             (IRS Employer
       of incorporation)              File Number)       Identification Number)



                              20270 GOLDENROD LANE
                         GERMANTOWN, MARYLAND 20876-4070
              (Address of principal executive offices) (Zip Code)


Registrant's telephone number, including area code:   (301) 428-9100



                                 NOT APPLICABLE
          (Former name or former address, if changed since last report)


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ITEM 5. OTHER EVENTS

      On July 2, 1999, Microlog Corporation (the "Registrant") issued a press release announcing that it has finalized an Investment Agreement with TFX Equities, Inc. ("TFX") to invest $4 million in the Registrant's Common Stock. The press release also announced that the Registrant has completed the first of two transactions pursuant to the agreement, a sale of 855,000 shares of Microlog Common Stock to TFX for $1.3 million. The second transaction, the sale to TFX of the remaining Common Stock subject to the agreement for $2.7 million, would occur after shareholder approval is obtained, which is expected within 90 days. As part of the agreement, two nominees of TFX will be appointed to the Microlog Board of Directors.

      Attached as Exhibit 99 to this Current Report on Form 8-K is the text of the July 2, 1999 press release, which is incorporated herein by reference.

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

        (c) Exhibits.

        99. Press Release, dated July 2, 1999, regarding the finalization of the Registrant's Investment Agreement with TFX Equities, Inc.



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                                    SIGNATURE

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                               MICROLOG CORPORATION

Date:  July 2, 1999                            By:   /s/  Steven R. Delmar
                                                    -------------------------
                                                    Steven R. Delmar,
                                                    Executive Vice President and
                                                    Chief Financial Officer



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